UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 2, 2011

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 7, 2011, Choi, Kim, Park, LLP (“CKP”), resigned as the independent registered accounting firm of Liquidmetal Technologies, Inc. (the “Company”).  The decision to accept CKP’s resignation  was approved by the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”).

CKP’s reports on the consolidated financial statements of the Company for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of CKP’s reports for the years ended December 31, 2010 and 2009 expressly assumed the Company would continue as a going concern and stated that the Company’s significant operating losses and working capital deficit raise substantial doubt about its ability to continue as a going concern.

During the years ended December 31, 2010 and 2009, and through December 7, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with CKP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CKP, would have caused CKP to make reference to the subject matter of the disagreement in its report on the consolidated financial statements for such year.  During the years ended December 31, 2010 and 2009, and through December 7, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided CKP with a copy of the above disclosures, and CKP has furnished the Company with a letter addressed to the SEC stating it agrees with the statements made above.  A copy of CKP’s letter dated December 8, 2011 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

On December 2, 2011, the Board, upon recommendation of the Audit Committee, approved the engagement of SingerLewak LLP to serve as the Company’s independent registered accounting firm.  SingerLewak LLP was formally engaged by the Company on December 8, 2011.

During the years ended December 31, 2010 and 2009, and through December 8, 2011, neither the Company nor anyone on its behalf has consulted with SingerLewak LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither written nor oral advice was provided to the Company that SingerLewak LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with CKP or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.07   Submission of Matters to a Vote of Security Holders

On December 2, 2011, the Company held its adjourned 2011 annual meeting of stockholders. As of the record date of September 6, 2011, there were 133,231,414 shares of Common Stock and 1,325,578 shares of Series A Preferred Stock outstanding and entitled to vote at the annual meeting. A total of 67,497,278 shares of Common Stock and 1,279,300 shares of Series A Preferred Stock were present in person or by proxy at the annual meeting.

At the annual meeting, holders of the Company’s Common Stock elected Abdi Mahamedi and Mark Hansen as Common Directors, holders of the Company’s Series A Preferred Stock elected Ricardo Salas and Scott Gillis as Series A Directors and holders of the Company’s Common Stock and Series A Preferred Stock (with such Series A Preferred Stock voting on an as converted to Common Stock basis) elected Thomas Steipp as General Director, each to serve until the Company’s 2012 annual meeting of stockholders or until their respective successors are duly elected and qualified. Each director received the following votes:

Common Directors

	FOR	Withheld
Abdi Mahamedi	65,720,526	1,776,752
Mark Hansen	67,135,328	361,950

Series A Preferred Directors

	FOR	Withheld
Ricardo Salas	1,279,300	0
Scott Gillis	1,279,300	0

General Director

	FOR	Withheld
Thomas Steipp	101,224,543	2,044,539

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Choi, Kim, Park, LLP

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: December 8, 2011

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Choi, Kim, Park, LLP